                                                           EXHIBIT 6.21
===============================================================================
VALLEY FORGE LIFE INSURANCE COMPANY                          [CNA LOGO]

-------------------------------------------------------------------------------
Executive Office:           A Stock Company        Home Office:
CNA Plaza                                          401 Penn St.
Chicago, Illinois 60685                            Reading, Pennsylvania 19601
===============================================================================
In this policy the Owner is referred to as "You" or "Your"; the Valley Forge Life Insurance Company is referred to as "We," "Our," or "Us." "He" is used to mean "he" or "she". "His" is used to mean "his" or "hers".

THIS IS A LEGAL CONTRACT BETWEEN YOU AND US. READ IT CAREFULLY.

We agree to pay to the Beneficiary the Face Amount and any other policy proceeds payable due to the Insured's death if the Insured dies before the Expiry Date while this policy is in force. Payment will be made upon receipt at Our Executive Office of due proof of the Insured's death. This Agreement is subject to the terms of this policy.

CONSIDERATION - This policy is issued in consideration of the application and payment of the first premium. While the Insured is alive premiums must be paid as described in the Schedule of Policy Premiums until the Expiry Date.

TWENTY-ONE DAY RIGHT TO EXAMINE POLICY - IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH THIS POLICY AND THAT IT MEETS YOUR INSURANCE GOALS. READ IT CAREFULLY. IF YOU ARE NOT SATISFIED WITH IT YOU MAY RETURN IT TO OUR EXECUTIVE OFFICE OR TO YOUR AGENT WITHIN 21 DAYS AFTER YOU RECEIVE IT. WE WILL THEN CANCEL IT AS OF THE POLICY DATE AND REFUND ANY PREMIUMS WHICH HAVE BEEN PAID.

Signed for the Valley Forge Life Insurance Company at its Executive Office, CNA Plaza, Chicago, Illinois 60685.


/s/ D. H. CHOOKASZIAN                              /s/ D. M. LOWRY
Chairman of the Board                                 Secretary


                               ADJUSTABLE PREMIUM
                      LEVEL TERM INSURANCE TO POLICY AGE 95

                   PREMIUMS CHANGE AS SHOWN IN THE SUPPLEMENT
                       TO THE SCHEDULE OF POLICY PREMIUMS

                      CONVERTIBLE DURING CONVERSION PERIOD

                INSURANCE PAYABLE UPON DEATH BEFORE EXPIRY DATE
                        PREMIUMS PAYABLE TO EXPIRY DATE
                           NOT ELIGIBLE FOR DIVIDENDS

                          SCHEDULE OF POLICY BENEFITS

DESCRIPTION OF BENEFITS                 EXPIRY DATE             PREMIUM
        ADJUSTABLE PREMIUM                 March 03, 2039       $4,895.00
        LEVEL TERM INSURANCE
        TO POLICY AGE 95


INITIAL ANNUAL PREMIUM:         $4,895.00



*SUBJECT TO THE REDUCTION OF PREMIUM PROVISION, SEE THE SCHEDULE OF MAXIMUM POLICY PREMIUMS ON PAGE 3.














                             POLICY SPECIFICATIONS

INSURED - Jerome J. CONGLETON           INSURED'S POLICY AGE ON THE POLICY DATE - 53

POLICY NUMBER - VIHN003031              FACE AMOUNT - $2,000,000.00

POLICY DATE - March 03, 1997            PREMIUM CLASS - PREFERRED NONSMOKER
                                                        CLASS TWO

MODE OF PREMIUM PAYMENT - Annual
                                        CONVERSION PERIOD - The earlier of the fifth
                                                            policy anniversary or
                                                            the policy anniversary
                                                            nearest the insured's
                                                            70th birthday.

ADDITIONAL BENEFITS PROVIDED BY RIDER          EXPIRY DATE          PREMIUM

      NO RIDERS ON POLICY

                     SCHEDULE OF MAXIMUM POLICY PREMIUMS

REDUCTION OF PREMIUM PROVISION

THE FOLLOWING PREMIUMS REPRESENT THE MAXIMUM PREMIUMS. WE RESERVE THE RIGHT TO REDUCE THE PREMIUM PAYABLE FROM THE MAXIMUM PREMIUMS SHOWN BELOW FOR ANY POLICY YEAR AFTER THE FIRST POLICY YEAR. BEFORE EACH POLICY YEAR BEGINS, WRITTEN
NOTICE OF THE PREMIUM FOR THAT YEAR WILL BE GIVEN. ANY REDUCTION FROM THE MAXIMUM PREMIUM WILL BE ON A UNIFORM BASIS FOR INSUREDS OF THE SAME POLICY AGE, SEX AND PREMIUM CLASS WHOSE POLICIES HAVE BEEN IN FORCE THE SAME LENGTH OF TIME. NO CHANGE IN PREMIUM CLASS OR PREMIUM WILL OCCUR ON ACCOUNT OF DETERIORATION OF THE INSURED'S HEALTH. PREMIUMS FOR SUPPLEMENTARY BENEFITS ARE NOT SUBJECT TO THIS PROVISION.

 BEGINNING                                                         PRE-AUTHORIZED
    OF                                                                PREMIUM
POLICY YEAR             ANNUAL       SEMI-ANNUAL      QUARTERLY       PAYMENTS
-----------             ------       -----------      ---------       --------
    1                $  4,895.00     $  2,496.45     $  1,287.39     $    425.87
    2                $  4,895.00     $  2,496.45     $  1,287.39     $    425.87
    3                $  4,895.00     $  2,496.45     $  1,287.39     $    425.87
    4                $  4,895.00     $  2,496.45     $  1,287.39     $    425.87
    5                $  4,895.00     $  2,496.45     $  1,287.39     $    425.87
    6                $ 48,535.00     $ 24,752.85     $ l2,764.71     $  4,222.55
    7                $ 53,975.OO     $ 27,527.25     $ 14,195.43     $  4,695.83
    8                $ 60,115.00     $ 30,658.65     $ 15,810.25     $  5,230.01
    9                $ 66,995.00     $ 34,167.45     $ 17,619.69     $  5,828.57
   10                $ 74,855.00     $ 38,176.05     $ 19,686.87     $  6,512.39
   11                $ 83,915.00     $ 42,796.65     $ 22,069.65     $  7,300.61
   12                $ 94,215.00     $ 48,O49.65     $ 24,778.55     $  8,196.71
   13                $105,735.00     $ 53,924.85     $ 27,808.31     $  9,198.95
   14                $117,075.00     $ 59,708.25     $ 3O,79O.73     $ 10,185.53
   15                $129,375.00     $ 65,981.25     $ 34,O25.63     $ 11,255.63
   16                $142,575.00     $ 72,713.25     $ 37,497.23     $ 12,404.03
   17                $156,975.CO     $ 80,057.25     $ 41,284.43     $ 13,656.83
   18                $173,235.00     $ 88,349.85     $ 45,560.81     $ 15,071.45
   19                $194,635.00     $ 99,263.85     $ 51,189.01     $ 16,933.25
   20                $212.875.00     $lO8,566.25     $ 55,986.13     $ 18,520.13
   21                $237,275.00     $121,010.25     $ 62,403.33     $ 20,642.93
   22                $264,675.00     $l34,984.25     $ 69,609.53     $ 23,026.73
   23                $294,075.00     $l49,978.25     $ 77,341.73     $ 25,584.53
   24                $325,375.00     $165,941.25     $ 85,573.63     $ 28,307.63
   25                $358,275.00     $182,720.25     $ 94,226.33     $ 31,169.93
   26                $392,435.00     $200,141.85     $103,210.41     $ 34,141.85
   27                $428,675.00     $218,624.25     $112,741.53     $ 37,294.73
   28                $468,435.00     $238,9Ol.85     $123,198.41     $ 40,753.85
   29                $512,675.00     $261,464.25     $134,833.53     $ 44,602.73
   30                $562,675.00     $286,964.25     $147,983.53     $ 48,952.73
   31                $619,O35.00     $315,707.85     $162,806.21     $ 53,856.05
   32                $680,635.00     $347,123.85     $179,007.01     $ 59,215.25
   33                $746,075.00     $380,498.25     $196,217.73     $ 64,908.53
   34                $814,075.00     $415,178.25     $214,101.73     $ 70,824.53
   35                $884,035.00     $45O,857.85     $232,5Ol.21     $ 76,911.05

BEGINNING                                                    PRE-AUTHORIZED
   OF                                                           PREMIUM
POLICY YEAR     ANNUAL          SEMI-ANNUAL     QUARTERLY       PAYMENTS
-----------     ------           -----------    ---------       --------
   36           $ 954,535.00    $ 486,812.85    $ 251,042.71    $ 83,044.55
   37         $ 1,026,535.00    $ 523,532.85    $ 269,978.71    $ 89,308.55
   38         $ 1,101,035.00    $ 561,527.85    $ 289,572.21    $ 95,790.05
   39         $ 1,179,275.00    $ 601,430.25    $ 310,149.33   $ 102,596.93
   40         $ 1,263,835.00    $ 644,555.85    $ 332,388.61   $ 109,953.65
   41         $ 1,358,235.00    $ 692,699.85    $ 357,215.81   $ 118,166.45
   42         $ 1,478,335.00    $ 753,950.85    $ 388,802.11   $ 128,615.15

                SUPPLEMENT TO THE SCHEDULE OF POLICY PREMIUMS

        THE FOLLOWING PREMIUMS ARE THE CURRENT AND MAXIMUM ANNUAL PREMIUMS FOR THE BASE POLICY ONLY NOT INCLUDING ANY SUPPLEMENTARY BENEFITS. PREMIUMS FOR SUPPLEMENTARY BENEFITS, IF ANY, ARE SHOWN ON THE FOLLOWING PAGES.

 BEGINNING       CURRENT           MAXIMUM       BEGINNING       CURRENT        MAXIMUM
     OF           ANNUAL            ANNUAL           OF           ANNUAL         ANNUAL
POLICY YEAR     PREMIUMS +         PREMIUMS     POLICY YEAR     PREMIUMS +      PREMIUMS
-----------     ----------         --------     -----------     ----------      --------
     1          $4,895.00          $4,895.00         39         $424,595.00     $1,179,275.00
     2          $4,895.00          $4,895.00         40         $455,035.00     $1,263,835.00
     3          $4,895.00          $4,895.00         41         $489,015.00     $1,358,235.00
     4          $4,895.00          $4,895.00         42         $532,255.00     $1,478,335.00
     5          $4,895.00          $4,895.00                           $.00              $.00
     6          $7,315.00         $48,535.00                           $.00              $.00
     7          $8,535.00         $53,975.00                           $.00              $.00
     8          $9,735.00         $60,115.00                           $.00              $.00
     9         $10,935.00         $66,995.00                           $.00              $.00
     10        $12,135.00         $74,855.00                           $.00              $.00
     11        $30,875.00         $83,915.00                           $.00              $.00
     12        $34,315.00         $94,215.00                           $.00              $.00
     13        $38,115.00        $105,735.00                           $.00              $.00
     14        $42,195.00        $117,075.00                           $.00              $.00
     15        $46,615.00        $129,375.00                           $.00              $.00
     16        $51,375.00        $142,575.00                           $.00              $.00
     17        $56,555.00        $156,975.00                           $.00              $.00
     18        $62,415.00        $173,235.00                           $.00              $.00
     19        $70,115.00        $194,635.00                           $.00              $.00
     20        $76,675.00        $212,875.00                           $.00              $.00
     21        $85,475.00        $237,275.00                           $.00              $.00
     22        $95,335.00        $264,675.00                           $.00              $.00
     23       $105,915.00        $294,075.00                           $.00              $.00
     24       $117,175.00        $325,375.00                           $.00              $.00
     25       $129,035.00        $358,275.00                           $.00              $.00
     26       $141,315.00        $392,435.00                           $.00              $.00
     27       $154,375.00        $428,675.00                           $.00              $.00
     28       $168,675.00        $468,435.00                           $.00              $.00
     29       $184,615.00        $512,675.00                           $.00              $.00
     30       $202,615.00        $562,675.00                           $.00              $.00
     31       $222,895.00        $619,035.00                           $.00              $.00
     32       $245,075.00        $680,635.00                           $.00              $.00
     33       $268,635.00        $746,075.00                           $.00              $.00
     34       $293,115.00        $814,075.00                           $.00              $.00
     35       $318,295.00        $884,035.00                           $.00              $.00
     36       $343,675.00        $954,535.00                           $.00              $.00
     37       $369,595.00      $1,026,535.00                           $.00              $.00
     38       $396,415.00      $1,101,035.00                           $.00              $.00
                                                                       $.00              $.00

        + THE CURRENT ANNUAL PREMIUMS ARE THE PREMIUMS CURRENTLY CHARGED BY US AND PROJECTED FOR POLICY YEARS AFTER THE FIRST POLICY YEAR. THE PREMIUMS ARE NOT GUARANTEED. IN THE FIRST FIVE POLICY YEARS, THE ANNUAL PREMIUM PAYABLE MAY BE LESS THAN BUT NEVER MORE THAN THE CURRENT ANNUAL PREMIUM. AFTER THE FIFTH POLICY YEAR, THE ANNUAL PREMIUM PAYABLE MAY BE GREATER THAN OR LESS THAN THE CURRENT ANNUAL PREMIUM BUT NEVER MORE THAN THE MAXIMUM ANNUAL PREMIUM.

                           GUIDE TO POLICY PROVISIONS



SECTION

Policy Face Page                           Twenty One Day Right to Examine Policy
     1                                     Definitions

     2                                     Policy Proceeds

     3                                     General Provisions
     3.1                                          Contract
     3.11                                         Entire Contract
     3.12                                         Changes to Contract
     3.13                                         Incontestability
     3.14                                         Suicide
     3.15                                         Misstatement of Age or Sex
     3.2                                          Premiums and Reinstatement
     3.21                                         Payment of Premiums
     3.22                                         Grace Period
     3.23                                         Reinstatement
     3.3                                          Ownership and Beneficiary
     3.31                                         Owner's Rights
     3.32                                         Change of Owner or Contingent Owner
     3.33                                         Assignment
     3.34                                         Beneficiary
     3.35                                         Change of Beneficiary

     4                                     Policy Settlement
     4.1                                          General Policy Settlement Provisions
     4.11                                         Payee
     4.12                                         Payment of Policy Proceeds
     4.13                                         Choosing on Optional Method of Settlement
     4.14                                         Frequency of Payments
     4.15                                         First Payment
     4.16                                         Death of Payee
     4.17                                         Protection Against Creditors
     4.18                                         Settlement Agreement
     4.19                                         Additional Interest Earnings
     4.2                                          Optional Methods of Policy Settlement
     4.21                                         Option 1 - Interest Payments
     4.22                                         Option 2 - Installments of a Specified Amount
     4.23                                         Option 3 - Installments for a Specified Period
     4.24                                         Option 4 - Life Annuity
     4.25                                         Option 5 - Life Annuity with Period Certain
     4.26                                         Option 6 - Joint Life and Survivorship Annuity

     5                                     Conversion Privilege
     5.1                                          Conversion Period
     5.2                                          How to Convert this Policy
     5.3                                          Terms of the New Policy


The Schedule of Policy Benefits, Policy Specifications, Schedule of Policy Premiums and Supplemental Schedules of Policy Premiums appear immediately preceding the Guide to Policy Provisions.

A copy of the application and any Riders are attached.

                             SECTION 1: DEFINITIONS

The following are key words used in this policy. They are important in describing both Your rights and Ours. When they are used, they are capitalized. As You read Your policy, refer back to these definitions.

ASSIGN - means to transfer Your rights as the Owner of this policy to another person. If You transfer all of Your rights irrevocably, the Assignment is absolute. If You transfer all or some of Your rights as the Owner of this policy as security for a loan, but on the condition that they return to You once the debt is paid, then the Assignment is collateral. Details are in
Section 3.33.

BENEFICIARY - is the payee of the policy proceeds at the Insured's death. Details are in Section 4.11.

CONVERSION PERIOD - is the period during which You may convert this policy to another plan of insurance. Details are in Section 5.1.

EXECUTIVE OFFICE - is Our office at CNA Plaza, Chicago, Illinois 60685.

EXPIRY DATE - is the date on which the insurance coverage under this policy ends.

GRACE PERIOD - is the period after a Premium Due Date during which We will accept premiums without any change to Your benefits. Details are in Section 3.22.

INSURED'S POLICY AGE ON POLICY DATE - is the Insured's age on his birthday nearest the date on which this policy is issued.

OWNER - is the person who may exercise the rights listed in Section 3.31.

POLICY AGE - is the Insured's age on his birthday nearest the Policy
Anniversary.

POLICY ANNIVERSARY - is the same day and month as the Policy Date for each year the policy is in force.

POLICY DATE - is the date on which this policy is issued and the insurance coverage becomes effective.

POLICY MONTHS AND POLICY YEARS - refer to the month and years during which this policy is in force. Policy Months and Policy Years are measured from the Policy Date.

PREMIUM DUE DATE - is the date by which premiums, other than the first, must be paid. If the annual Mode of Premium Payment is chosen, the Premium Due Dates are the Policy Anniversaries. If the pre-authorized premium payment, quarterly, or semi-annual mode of premium payment is chosen, the Premium Due Dates are, respectively, every 1 month, 3 months or 6 months from the Policy Date. The first Premium Due Date is measured from the Policy Date. All following Premium Due Dates are measured from the immediately preceding Premium Due Date.

RIDER - is a form which amends the policy or which provides additional benefits. When a Rider is attached to the policy it is a part of the policy and is subject to all the terms of the policy unless We state otherwise in the Rider.

SUPPLEMENTARY BENEFIT - is a benefit provided by a Rider and is in addition to the other benefits of the policy.

WRITTEN NOTICE - means a written form satisfactory to Us and which must be received by Us at Our Executive Office.

                           SECTION 2: POLICY PROCEEDS

If the Insured dies while this policy is in force, We will pay the proceeds below to the Beneficiary after We receive at Our Executive Office due proof of the insured's death.

1.  The Face Amount of insurance in effect on the Insured's life;

2. Any benefits under a Rider providing proceeds which are payable on the Insured's death; and

3. An amount equal to the premium already paid to Us for each Policy Month following the Policy Month of the Insured's death. (However, We will not pay this amount if We are waiving premiums for this policy.)

If the Insured dies during the Grace Period, We will deduct the unpaid premium for the Policy Month in which the Insured dies from the policy proceeds.

Any payment is subject to the terms of this policy.

The policy proceeds will be exempt from the claims of creditors and from legal process to the extent the law permits.

                            SECTION 3: GENERAL PROVISIONS

3.1: CONTRACT

3.11: ENTIRE CONTRACT - The entire contract between You and Us consists of this policy, including the endorsements and the attached written application. All statements made in the written application are representations and not warranties. We will not use any statement made by the Insured or on his behalf to challenge a claim under this policy unless it is contained in the written application.

        Any Rider attached to this policy is a part of the policy and is subject to its terms unless We state otherwise in the Rider.

3.12: CHANGES TO CONTRACT - No one has the right to change any part of this policy or to waive any of its provisions unless the change is approved in writing on the policy by one of Our officers.

3.13: INCONTESTABILITY - We cannot contest this policy, except for non-payment of premiums, after it has been in force during the Insured's lifetime for 2 years from the Policy Date or if reinstated the date of reinstatement.

        Reinstatements may be contested only with respect to material misstatements made in the application for reinstatement.

3.14: SUICIDE - If the Insured commits suicide while sane or insane within 2 years from the Policy Date, Our liability is limited to an amount equal to the total premiums paid. We will pay this amount to the Beneficiary in one sum.

3.15: MISSTATEMENT OF AGE OR SEX - If the age or sex of the Insured has been misstated, We will adjust the policy proceeds to the amount which the premiums paid would have purchased at the correct age or sex.

3.2: PREMIUMS AND REINSTATEMENT

3.21: PAYMENT OF PREMIUMS - Each premium, other than the first, must be paid on or before its Premium Due Date. The first premium must be paid to Our authorized agent in exchange for a receipt signed by Our Corporate Secretary and countersigned by the agent. Premiums, other than the first, must be paid to Us at Our Executive Office. Premiums must be paid at the rates and modes shown in the Schedule of Policy Premiums. If You want to change the Mode of Premium Payment, We must receive Written Notice from You.

3.22: GRACE PERIOD - Any premium, other than the first, which is not paid by its Premium Due Date may be paid while the Insured is living within a Grace Period of 31 days after its Premium Due Date. At least 30 days prior written notice of such premium will be mailed to Your last known address. The notice will also be mailed to any assignee of record. Your policy stays in force during the Grace Period. If the Insured dies during a Grace Period, We will deduct the unpaid premium for the Policy Month in which the Insured dies from the policy proceeds.

3.23: REINSTATEMENT - This policy may be reinstated while the Insured is alive within 20 days after the end of the Grace Period by payment of the unpaid premium. We will not require evidence of insurability. Reinstatement does not extend the Grace Period.

        This policy may also be reinstated following the 20 day period after the end of the Grace Period. Such reinstatement must be made while the Insured is living and within 5 years after the Premium Due Date of the unpaid premium. For such reinstatement We will require:

        1.      Evidence of Insurability satisfactory to Us; and

        2. Payment of all past due premiums with interest at 6% per year compounded annually to the date of reinstatement.

        The reinstated policy will be in force from the date We approve the reinstatement application.

3.3:    OWNERSHIP AND BENEFICIARY

3.31:   OWNER'S RIGHTS - Without any Beneficiary's consent, You may:

           1.   Transfer ownership of Your policy by absolute Assignment; or

           2.   Designate, change or revoke a contingent Owner.

           With each irrevocable Beneficiary's consent, You may:

           1.   Change the Beneficiary during the Insured's lifetime;

           2. Receive any benefit, exercise any right, and use any privilege granted by Your policy or allowed by Us; or

           3.   Agree with Us to any change or amendment of Your policy.

           If You die while the Insured is alive, the contingent Owner, if any, will become the Owner. If there is no contingent Owner, ownership will pass to Your estate.

3.32: CHANGE OF OWNER OR CONTINGENT OWNER - On the Policy Date the Owner and any contingent Owner are as designated in the application. You may change the Owner by absolute Assignment as stated in Section 3.33. You may designate, change or revoke a contingent Owner. We must receive Written Notice informing Us of the designation, change or revocation. Upon receipt, a designation, change or revocation takes effect as of the date the Written Notice was signed. However, We are not liable for any payment made by Us before We record the Written Notice.

3.33: ASSIGNMENT - You may Assign this policy. We are bound by an Assignment only if We receive a duplicate of the original Assignment at Our Executive Office. We are not liable for any payment made by Us before We record the Assignment. We take no responsibility for the validity of any Assignment. An Assignment will not change or revoke the Beneficiary designation in effect at the time the Assignment is made. If an Assignment is absolute, Your rights and privileges, including any right to change the Beneficiary, vest in the Assignee. If an Assignment is collateral, the collateral Assignee has priority over the interest of any revocable Beneficiary or revocable payee under any optional method of policy settlement chosen in Section 4.2.

3.34: BENEFICIARY - A Beneficiary is revocable unless otherwise stated in the Beneficiary designation. The interest of any Beneficiary who dies before the Insured vests in You unless otherwise stated in the Beneficiary designation.

3.35: CHANGE OF BENEFICIARY - On the Policy Date the Beneficiary is as stated in the application. You may change a revocable Beneficiary. We must receive Written Notice informing Us of the change. Upon receipt a change takes effect as of the date the Written Notice was signed. However, We are not liable for any payment made by Us before We record the Written Notice.

                         SECTION 4:  POLICY SETTLEMENT


4.1:    GENERAL POLICY SETTLEMENT PROVISIONS

4.11: PAYEE - The Beneficiary is the payee of the policy proceeds at the Insured's death; any contingent Beneficiary is the contingent payee. If the Beneficiary is revocable, then the payee is also revocable.

4.12: PAYMENT OF POLICY PROCEEDS - When a policy becomes a claim by the death of the insured, settlement will be made within two months after receipt of due proof of death. If the policy proceeds are less than $5,000, We will pay them to the payee in one sum. If the policy proceeds are $5,000 or more, We will pay them to the payee in one sum, unless one of the optional methods of policy settlement in Section 4.2 is chosen.

4.13: CHOOSING AN OPTIONAL METHOD OF SETTLEMENT - You may, at any time before the Insured's death, choose an optional method of policy settlement.
        If the Insured dies and You have not yet chosen an option, then the payee may choose an option. We must receive Written Notice informing Us of the option chosen. If the payee is an executor, administrator, trustee, corporation, partnership or association, the options are available only with Our consent.

4.14: FREQUENCY OF PAYMENTS - If Option 1, 2 or 3 is chosen, We will make payments every 1 year, 6 months, 3 months or 1 month. The frequency of payments must be specified at the time the option is chosen. If Option 4, 5 or 6 is chosen, We will make payments every 1 month. If any payment under an option would be less than $50, We may make payments less frequently so that each payment is at least $50.

4:15: FIRST PAYMENT - Depending on the frequency of payments specified, the first payment under Option 1 is payable 1 year, 6 months, 3 months or 1 month from the date of the Insured's death. The first payment under any other option is payable on the date of the Insured's death.

        If the amount that could be purchased by a single premium of $1,000 at Our regular annuity rates in effect at the time the first installment is payable is larger than the amount of the first monthly installment for each $1,000 applied under Option 3, 4, 5, or 6. We will pay the larger amount as the benefit under the option. We will furnish this amount upon request.

4:16: DEATH OF PAYEE - At the payee's death, We will pay the amounts below in one sum to the payee's estate, unless We are directed otherwise at the time the option is chosen:

        1. Under Option 1, the amount which was left on deposit with Us to accumulate with interest plus any unpaid interest.

        2. Under Option 2, 3, or 5, the commuted value of the amount payable at the payee's death as provided under the option chosen. The commuted value will be based on the interest at the rate which would have been used to compute the first installment of the installments remaining to be paid at the payee's death.

4:17: PROTECTION AGAINST CREDITORS - Unless provided otherwise at the time an option is chosen, the payee may neither commute, anticipate, assign, alienate nor otherwise encumber any payment under an option. Payments under any option are exempt from the claims of creditors and from legal process to the extent the law permits.

4:18: SETTLEMENT AGREEMENT - In exchange for this policy We will issue a settlement agreement stating the terms of the option chosen.

4:19: ADDITIONAL INTEREST EARNINGS - We may pay interest earnings beyond those guaranteed in Options 1 and 2. If We do, We will determine the amount of the additional interest earnings and how they are paid.

4.2:  OPTIONAL METHODS OF POLICY SETTLEMENT

4.21: OPTION 1-INTEREST PAYMENTS - We will hold the policy proceeds as principal and pay the interest to the payee. The interest rate will be 3% per year compounded annually. We will pay the interest every 1 year, 6 months, 3 months or 1 month, as specified at the time this option is chosen. At the death of the payee, We will make payment as stated in
      Section 4.16, "Death of Payee".

4.22: OPTION 2-INSTALLMENTS OF A SPECIFIED AMOUNT - We will pay the policy proceeds to the payee in equal installments every 1 year, 6 months, 3 months or 1 month. The amount of the equal installment payments and the frequency of payments must be specified at the time this option is chosen. After each payment, We will add interest to that portion of the policy proceeds applied under this option which has not yet been paid as installments. The interest rate will be 3% per year compounded annually. Installments will be paid to the payee until the amount applied under this option, including interest, is exhausted. The total of the installments paid each year must be at least 5% of the proceeds applied under this option. If the payee dies before the amount applied is exhausted, We will pay the unpaid installments as stated in Section 4.16, "Death of Payee."

4.23: OPTION 3-INSTALLMENTS FOR A SPECIFIED PERIOD - We will pay the policy proceeds in equal installments to the payee for the number of years specified at the time this option is chosen. Payments will be made every 1 year, 6 months, 3 months or 1 month, as specified at the time this option is chosen. The amount of the equal installments for each $1,000 applied under this option is shown in the following table. If the payee dies before the number of years specified ends, We will pay the unpaid installments as stated in Section 4.16, "Death of Payee."

    Number                      Amount of
   of Years                    Installments
   Specified             Annual            S.A.
---------------        ----------        --------
        1              $1,000.00         $503.70
        2                 507.39          255.57
        3                 343.23          172.89
        4                 261.19          131.56
        5                 211.99          106.78
        6                 179.22           90.27
        7                 155.83           78.49
        8                 138.31           69.67
        9                 124.69           62.81
       10                 113.82           57.33
       11                 104.93           52.85
       12                  97.54           49.13
       13                  91.29           45.98
       14                  85.95           43.29
       15                  81.33           40.96
       16                  77.29           38.93
       17                  73.74           37.14
       18                  70.59           35.56
       19                  67.78           34.14
       20                  65.26           32.87
       25                  55.76           28.08
       30                  49.53           24.95


    Number                      Amount of
   of Years                    Installments
   Specified              Quar.             Mo.
---------------        ----------        --------
        1                $252.78          $84.47
        2                 128.26           42.86
        3                  86.76           28.99
        4                  66.02           22.06
        5                  53.59           17.91
        6                  45.30           15.14
        7                  39.39           13.16
        8                  34.96           11.68
        9                  31.52           10.53
       10                  28.77            9.61
       11                  26.52            8.86
       12                  24.66            8.24
       13                  23.08            7.71
       14                  21.73            7.26
       15                  20.56            6.87
       16                  19.54            6.53
       17                  18.64            6.23
       18                  17.84            5.96
       19                  17.13            5.73
       20                  16.50            5.51
       25                  14.09            4.71
       30                  12.52            4.18

4.24: OPTION 4 - LIFE ANNUITY - We will pay equal monthly installments to the payee for as long as he lives. The amount of each installment for each $1,000 applied under this option is shown in the table below.


=================================================================================
        Age        Option 4       Age        Option 4      Age         Option 4
     of Payee*     Monthly     of Payee*     Monthly    of Payee*      Monthly
 ----------------   Life     -------------   Life      -------------    Life
   Male   Female   Annuity   Male   Female   Annuity   Male   Female   Annuity
---------------------------------------------------------------------------------
  16 and  21 and              39      44      $3.78     63      68      $6.39
  under   under     $3.02     40      45       3.83     64      69       6.61
    17      22       3.04     41      46       3.89     65      70       6.84
    18      23       3.06     42      47       3.95     66      71       7.08
    19      24       3.08     43      48       4.02     67      72       7.35
    20      25       3.10     44      49       4.09     68      73       7.63
    21      26       3.12     45      50       4.16     69      74       7.94
    22      27       3.15     46      51       4.24     70      75       8.27
    23      28       3.17     47      52       4.32     71      76       8.59
    24      29       3.19     48      53       4.40     72      77       8.91
    25      30       3.22     49      54       4.49     73      78       9.23
    26      31       3.25     50      55       4.58     74      79       9.55
    27      32       3.28     51      56       4.68     75      80       9.89
    28      33       3.32     52      57       4.78     76      81      10.36
    29      34       3.35     53      58       4.88     77      82      10.83
    30      35       3.38     54      59       5.00     78      83      11.30
    31      36       3.42     55      60       5.11     79      84      11.77
    32      37       3.46     56      61       5.24     80      85      12.92
    33      38       3.50     57      62       5.38     81      and     13.59
    34      39       3.54     58      63       5.52     82      over    14.26
    35      40       3.58     59      64       5.67     83              14.93
    36      41       3.63     60      65       5.83     84              15.62
    37      42       3.67     61      66       6.01     85
    38      43       3.72     62      67       6.19     and
                                                        over
=================================================================================

*Use the payee's age nearest the date of the Insured's death.

4.25: OPTION 5 - LIFE ANNUITY WITH PERIOD CERTAIN - We will pay equal monthly installments to the payee for as long as he lives. At the time this option is chosen, a period certain of 5, 10, 15, or 20 years must be specified. If the payee dies before the specified period certain ends, the installments which have not been paid will be paid as stated in
       Section 4.16, "Death of Payee." The amount of the equal monthly installments depends on the period certain chosen. The amount of the equal monthly installments for each period certain available is shown in the table below. The amounts shown are for each $1,000 applied under this option. If at any age the amount of the equal installment payments is the same for two or more periods certain, payment will be made as if the longest period certain was chosen.


==============================================================================================================
     Age             Number Of             Age              Number Of         Age                Number Of
  of Payee*            Years             of Payee*            Years         of Payee*               Years
                     Specified                              Specified                             Specified
--------------------------------------------------------------------------------------------------------------
Male     Female      5        10      Male      Female      5       10    Male       Female      5        10
--------------------------------------------------------------------------------------------------------------
16 and   21 and                        39        44        $3.78  $3.77    63         68       $6.30    $6.03
under     under    $3.02     $3.02     40        45         3.83   3.82    64         69        6.50     6.19
 17        22       3.04      3.04     41        46         3.89   3.87    65         70        6.71     6.36
 18        23       3.06      3.06     42        47         3.95   3.93    66         71        6.94     6.53
 19        24       3.08      3.08     43        48         4.01   3.99    67         72        7.18     6.70
 20        25       3.10      3.10     44        49         4.08   4.06    68         73        7.43     6.88
 21        26       3.12      3.12     45        50         4.15   4.13    69         74        7.71     7.07
 22        27       3.15      3.15     46        51         4.23   4.20    70         75        8.00     7.26
 23        28       3.17      3.17     47        52         4.31   4.27    71         76        8.29     7.45
 24        29       3.20      3.20     48        53         4.39   4.35    72         77        8.58     7.64
 25        30       3.23      3.23     49        54         4.47   4.43    73         78        8.86     7.83
 26        31       3.26      3.25     50        55         4.56   4.51    74         79        9.15     8.01
 27        32       3.29      3.28     51        56         4.66   4.60    75         80        9.44     8.20
 28        33       3.32      3.31     52        57         4.76   4.69    76         81        9.79     8.37
 29        34       3.35      3.35     53        58         4.86   4.79    77         82       10.14     8.54
 30        35       3.38      3.38     54        59         4.97   4.89    78         83       10.49     8.70
 31        36       3.42      3.42     55        60         5.09   4.99    79         84       10.84     8.84
 32        37       3.46      3.45     56        61         5.21   5.10    80         85       11.19     8.98
 33        38       3.50      3.49     57        62         5.34   5.22    81         and      11.60     9.10
 34        39       3.54      3.53     58        63         5.47   5.34    82         over     12.01     9.20
 35        40       3.58      3.57     59        64         5.62   5.46    83                  12.42     9.29
 36        41       3.62      3.62     60        65         5.77   5.60    84                  12.83     9.37
 37        42       3.67      3.67     61        66         5.94   5.73    85                  13.22     9.42
 38        43       3.72      3.71     62        67         6.11   5.88    and
                                                                           over
==============================================================================================================


* Use the payee's age nearest the date of the Insured's death.

==============================================================================================
                   Number Of                       Number Of                      Number Of
       Age           Years           Age             Years            Age           Years
    of Payee*      Specified      of Payee*        Specified       of Payee*      Specified
----------------------------------------------------------------------------------------------
  Male   Female    15     20    Male    Female     15      20    Male   Female     5      20
----------------------------------------------------------------------------------------------
16 and   21 and                   39      44     $3.74   $3.71    63      68     $5.62   $5.12
 under   under   $3.01   $3.01    40      45      3.79    3.75    64      69      5.72    5.17
  17      22      3.03    3.03    41      46      3.84    3.80    65      70      5.83    5.22
  18      23      3.05    3.05    42      47      3.90    3.85    66      71      5.93    5.27
  19      24      3.07    3.07    43      48      3.96    3.90    67      72      6.03    5.31
  20      25      3.10    3.09    44      49      4.02    3.95    68      73      6.13    5.35
  21      26      3.12    3.11    45      50      4.08    4.01    69      74      6.22    5.38
  22      27      3.14    3.14    46      51      4.14    4.06    70      75      6.31    5.41
  23      28      3.17    3.16    47      52      4.21    4.12    71      76      6.39    5.43
  24      29      3.19    3.19    48      53      4.28    4.18    72      77      6.47    5.45
  25      30      3.22    3.21    49      54      4.35    4.24    73      78      6.54    5.47
  26      31      3.25    3.24    50      55      4.42    4.30    74      79      6.60    5.48
  27      32      3.28    3.27    51      56      4.50    4.36    75      80      6.65    5.49
  28      33      3.31    3.30    52      57      4.58    4.42    76      81      6.70    5.50
  29      34      3.34    3.33    53      58      4.66    4.49    77      82      6.74    5.50
  30      35      3.37    3.36    54      59      4.75    4.55    78      83      5.77    5.51
  31      36      3.40    3.39    55      60      4.83    4.62    79      84      6.80    5.51
  32      37      3.44    3.43    56      61      4.92    4.68    80      85      6.82    5.51
  33      38      3.48    3.46    57      62      5.02    4.75    81     and      6.83    5.51
  34      39      3.52    3.50    58      63      5.11    4.81    82     over     6.85    5.51
  35      40      3.56    3.54    59      54      5.21    4.88    83              6.85    5.51
  36      41      3.60    3.58    60      65      5.31    4.94    84              6.86    5.51
  37      42      3.55    3.62    61      66      5.41    5.00    85              6.86    5.51
  38      43      3.69    3.66    62      67      5.51    5.06   and
                                                                 over
==============================================================================================

* Use the payee's age nearest the date of the Insured's death.

4.26: OPTION 6 - JOINT LIFE AND SURVIVORSHIP ANNUITY - We will pay equal monthly installments jointly to two payees while both are living. After the death of either payee, We will pay installments to the survivor for as long as he lives. The mount of each installment for each $1,000 applied under this option is shown in the table below.



======================================================================
Ages of
Payees*    Male   55      56      57      58      59      60      61
----------------------------------------------------------------------
Male      Female  65      61      62      63      64      65      66
----------------------------------------------------------------------
51        56     $4.14   $4.17   $4.20   $4.23   $4.26   $4.29   $4.32
52        57      4.19    4.22    4.25    4.29    4.32    4.35    4.38
53        58      4.23    4.26    4.30    4.34    4.37    4.41    4.44
54        59      4.27    4.31    4.35    4.39    4.43    4.46    4.50
55        60      4.32    4.36    4.40    4.44    4.48    4.52    4.56

56        61      4.36    4.41    4.45    4.50    4.54    4.58    4.62
57        62      4.40    4.45    4.50    4.55    4.59    4.64    4.69
58        63      4.44    4.50    4.55    4.60    4.65    4.70    4.75
59        64      4.48    4.54    4.59    4.65    4.70    4.76    4.81
60        65      4.52    4.58    4.64    4.70    4.76    4.82    4.88

61        66      4.56    4.62    4.69    4.75    4.81    4.88    4.94
62        67      4.60    4.66    4.73    4.80    4.87    4.93    5.00
63        68      4.63    4.70    4.77    4.85    4.92    4.99    5.06
64        69      4.67    4.74    4.82    4.89    4.97    5.04    5.12
65        70      4.70    4.78    4.86    4.94    5.01    5.10    5.18

66        71      4.73    4.81    4.90    4.98    5.06    5.15    5.24
67        72      4.76    4.85    4.93    5.02    5.11    5.20    5.29
68        73      4.79    4.88    4.97    5.06    5.15    5.25    5.35
69        74      4.82    4.91    5.00    5.10    5.20    5.30    5.40
70        75      4.85    4.94    5.03    5.13    5.23    5.34    5.45
======================================================================

 Values for ages not shown will be furnished upon request.

*Use the payee's ages nearest the date of the Insured's death.

===================================================================================
Ages of
Payees*     Male      62     63     64     65     66     67     68     69     70
-----------------------------------------------------------------------------------
 Male      Female     67     68     69     70     71     72     73     74     75
-----------------------------------------------------------------------------------
  51         56     $4.34  $4.37  $4.37  $4.41  $4.43  $4.45  $4.47  $4.49   $4.51
  52         57      4.41   4.43   4.46   4.48   4.51   4.53   4.55   4.57    4.59
  53         58      4.47   4.50   4.53   4.55   4.58   4.61   4.63   4.65    4.67
  54         59      4.53   4.57   4.60   4.63   4.66   4.68   4.71   4.73    4.76
  55         60      4.60   4.63   4.67   4.70   4.73   4.76   4.79   4.82    4.85

  56         61      4.66   4.70   4.74   4.78   4.81   4.85   4.88   4.91    4.94
  57         62      4.73   4.77   4.82   4.86   4.90   4.93   4.97   5.00    5.03
  58         63      4.80   4.85   4.89   4.94   4.98   5.02   5.06   5.10    5.13
  59         64      4.87   4.92   4.97   5.02   5.06   5.11   5.15   5.20    5.23
  60         65      4.93   5.99   5.04   5.10   5.15   5.20   5.25   5.30    5.34

  61         66      5.00   5.06   5.12   5.18   5.24   5.29   5.35   5.40    5.45
  62         67      5.07   5.13   5.20   5.26   5.33   5.39   5.45   5.50    5.56
  63         68      5.13   5.20   5.28   5.35   5.41   5.48   5.55   5.61    5.67
  64         69      5.20   5.28   5.35   5.43   5.50   5.58   5.65   5.72    5.79
  65         70      5.26   5.35   5.43   5.51   5.59   5.67   5.75   5.83    5.90

  66         71      5.33   5.41   5.50   5.59   5.68   5.77   5.85   5.94    6.02
  67         72      5.39   5.48   5.58   5.67   5.77   5.86   5.96   6.05    6.14
  68         73      5.45   5.55   5.65   5.75   5.85   5.96   6.06   6.16    6.26
  69         74      5.50   5.61   5.72   5.83   5.94   6.05   6.16   6.27    6.38
  70         75      5.56   5.67   5.79   5.90   6.02   6.14   6.26   6.38    6.50
===================================================================================

Values for ages not shown will be furnished upon request.

*Use the payees' ages nearest the date of the Insured's death.

                        SECTION 5: CONVERSION PRIVILEGE

You may convert up to the Face Amount of this policy without evidence of insurability, to any permanent life or endowment insurance policy then available from Us for conversion, subject to the terms below.

5.1: CONVERSION PERIOD - You may convert this policy while it is in force at any time during the Conversion Period shown in the Policy
        Specifications.

5.2:    HOW TO CONVERT THIS POLICY - We must receive all of the items below:

        1.    Written Notice that You wish to convert.

        2.    The first premium for the new policy.

        3.    This policy.

        We will issue the new policy after We receive these items. The Conversion Date is the Policy Date of the new policy. Unless We are waiving premiums for this policy. We will refund any portion of premium paid for coverage under this policy which extends past the Conversion Date.

5.3: TERMS OF THE NEW POLICY - The new policy will be issued subject to these terms:

        1. The new policy will be issued at the underwriting class then available for the plan of insurance being applied for, which reflects the risk classification of the Insured on the Policy Date of this policy.

        2.    Its effective date will be its Policy Date.

        3.    Its Policy Date will be the same as the Conversion Date.

        4. The Insured's Policy Age on the Policy Date will be the Insured's age on his birthday nearest the Policy Date of the new policy.

        5. It will be issued on the form and at the premium rate We are using on the Conversion Date.

        6. Its premium, excluding the premium for any Supplementary Benefit, will not be less than the premium for this policy on the Conversion Date, excluding the premium for any Supplementary Benefit.

        7. It will be subject to any Assignment of this policy recorded at Our Executive Office.

        8. If this policy includes an accidental death benefit Rider in force on the Conversion Date, then the new policy may include such a Rider. The new Rider will be issued on the form We are issuing on the Conversion Date.

        9. If this policy includes a waiver of premium Rider in force on the Conversion Date, then the new policy may include such a Rider. The new Rider will be issued on the form We are issuing on the conversion Date. We will waive premiums for the new policy only for a disability which starts while the new policy is in force. However, if We are waiving premiums for this policy, then We will waive premiums for the new policy if:

              (a)       The Insured is disabled on the Conversion Date;

              (b) The Conversion Date is the last day of the Conversion Period; and

              (c) The new policy is a non-participating level premium, level death benefit whole life policy;

              Disability is as defined in the new Rider.

        10. Except as stated in Nos. 8 and 9 above, a Supplementary Benefit may be included on the new policy only with Our consent.

        11. The new policy will be amended so that the time limit specified in the Incontestability and Suicide Provisions of the new policy will be measured from the same date as this policy.

                                                                     [LOGO]
===============================================================================

                [VALLEY FORGE LIFE INSURANCE COMPANY LETTERHEAD]

===============================================================================

                                     RIDER

                         EXTENDED CONVERSION PRIVILEGE

        This Rider is a part of the Policy. It is subject to all the terms of the Policy unless We state otherwise.

You may convert an amount up to the Face Amount of this policy without evidence of insurability, to any permanent life or endowment insurance policy then specifically available from Us for conversion under this Rider. Conversion will be subject to the terms below.

        EXTENDED CONVERSION PERIOD - You may convert this policy under the terms of this rider during the Extended Conversion Period. The Extended Conversion Period begins on the date the Policy Conversion Period terminates, and ends on the tenth Policy anniversary or the Policy anniversary nearest the insured's age 70, whichever is later.

        HOW TO CONVERT THE POLICY - We must receive all of the items below:

        1.   Written Notice that You wish to convert.

        2.   The first premium for the new policy.

        3.   This policy.

        We will issue the new policy after We receive these items. The Conversion Date is the Policy Date of the new policy. We will refund any portion of premium paid for coverage under this policy that extends past the Conversion Date. The refunded premium may be applied toward payment of the premium on the new policy.

        TERMS OF THE NEW POLICY - The new policy will be issued subject to these terms:

        1.   Its effective date will be its Policy Date.

        2.   Its Policy Date will be the same as the Conversion Date.

        3. The Insured's Policy Age on the Policy Date will be the Insured's age on his birthday nearest the Policy Date of the new policy.

        4. It will be issued on the form and at the premium rate We are using on the Conversion Date.

        5. Its premium, excluding the premium for any Supplementary Benefit, will not be less than the premium for this policy on the Conversion Date, excluding the premium for any Supplementary Benefit.

        6. It will be subject to any Assignment of this policy recorded at Our Executive Office.

7. If this policy includes an accidental death benefit Rider in force on the Conversion Date, then the new policy may include such a Rider. The new Rider will be issued on the form We are issuing on the Conversion Date.

8. Except as stated in No. 7 above, a Supplementary Benefit may be included on the new policy only with Our consent.

9. The new policy will be amended so that the time limit specified in the incontestability and Suicide Provisions of the new policy will be measured from the same date as this policy.

TERMINATION - This Rider will terminate on the earliest of:

1. The tenth Policy anniversary, or the Policy anniversary nearest age 70, whichever is later;

2.      the date the Policy terminates; or

3.      receipt by Us of Your Written Notice canceling this rider.

SIGNED FOR THE VALLEY FORGE LIFE INSURANCE COMPANY AT OUR EXECUTIVE OFFICE, CNA PLAZA, CHICAGO ILLINOIS 60685.

                                       /S/ [ILLEGIBLE]
                                       -----------------------------------
                                       Chief Operating Officer